Exhibit 10.4



                                   DIRECTORS'


                              DEFERRED FEE PLAN - B


                                       OF


                        THE PEOPLES BANK & TRUST COMPANY

                        DIRECTORS' DEFERRED FEE PLAN - B

                        THE PEOPLES BANK & TRUST COMPANY

                                TABLE OF CONTENTS



            Article                 Subject                                 Page

            I                       Definitions and Constructi                 1

            II                      Eligibility and Participation              2

            III                     Death Benefit                              3

            IV                      Retirement Benefit                         4

             V                      Beneficiary                                6

            VI                      Source of Benefit                          6

            VII                     Termination of Relationship                7

           VIII                     Termination of Participation               7

            IX                      Termination, Amendment,
                                    Modification, or Supplement
                                    of Plan                                    7

             X                      Other Benefits and Agreements              8

            XI                      Restrictions on Alienation
                                    of Benefits                                8

            XII                     Administration of the Plan                 8

           XIII                     Adoption of Plan by Subsidiary,
                                    Parent, Affiliated or Associated
                                    Companies                                  9

            XIV                     Reorganization                            10

            XV                      Miscellaneous                             10


                                    Plan Agreement                           I-1

                              DEFERRED FEE PLAN - B

                                       OF

                        THE PEOPLES BANK & TRUST COMPANY


                           PURPOSE AND EFFECTIVE DATE

The purpose of the Directors' Deferred Fee Plan - B of The Peoples Bank & Trust Company is to provide specified benefits to Directors who contribute materially to the continued growth, development and future business success of The Peoples Bank & Trust Company. It is the intention of The Peoples Bank & Trust Company that this program and the individual plans established hereunder be administered as unfunded welfare benefit plans established for Directors of the Bank. The effective date of this Plan is January 1, 1989.

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

1.1 Definitions. For purpose of this Plan, the following phrases or terms shall have the following indicated meanings unless otherwise clearly apparent from the context:

     (a) "Beneficiary" shall mean the person, persons, or estate of a Participant, entitled to receive any benefits subsequent to the death of a Participant under a Plan Agreement entered into in accordance with the terms of this Plan.

     (b) "Beneficiary Designation" shall mean the form of written agreement, attached hereto as Annex II, by which the Participant names the Beneficiary(ies) of the Plan.

     (c) "Board of Directors" shall mean the Board of Directors of The Peoples Bank & Trust Company unless otherwise indicated or the context otherwise requires.

     (d) "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan and individual Plan Agreements in accordance with the provisions of Article XII hereof.

     (e) "Bank" shall mean The Peoples Bank & Trust Company and any Subsidiary and Parent that duly adopts the Plan as provided in Article XIII hereof. Where the context dictates, the term "Bank" as used herein refers to the particular Bank that has entered into a Plan Agreement with a particular Participant.

     (f) "Moody's Average Corporate Bond Rate" shall mean the Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investors Services, Inc. or its successor as stated for the month of October preceding December 31 of each year. Such rate as it applies to the provisions of this Plan shall than be used for one year.

          If the above mentioned "Monthly Average" is no longer published, a substantially similar average will be used.

     (g) "Early Retirement Date" shall be the date of a Participant's Retirement prior to his or her Normal Retirement Date which may occur on the first day of any month following the month in which the Participant attains his or her fifty-fifth (55th) birthday, has completed ten (10) years of service on the Board, and has been a Participant in the Plan for four (4) full years.

     (h) "Director" shall mean any person who is associated as a Director with the Bank.

     (i)  "Normal Retirement Date" shall be March 31 following the Participant's
          attaining  his  or  her  seventy   second  (72nd)   birthday  and  the
          Participant has completed ten (10) continuous full years in the Plan.

     (j) "Participant" shall mean a Director who is selected and elects to participate in the Plan through the execution of a Plan Agreement in accordance with the provisions of Article II.

     (k) "Plan" shall mean the Directors' Deferred Fee Plan - B of The Peoples Bank & Trust Company as amended from time to time.

     (l) "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into from time to time by and between the Bank and a Director selected to become a Participant as a condition to participation in the Plan. Each Plan Agreement executed by a Participant shall provide for the entire estimated benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

     (m) "Retirement" and "Retire" shall mean severance of relationship with the Bank at or after the attainment of his or her Normal Retirement Date or, with the consent of the Bank, on or after the Early Retirement Date.

     (n) "Subsidiary" shall mean any business organization in which The Peoples Bank & Trust Company, directly or indirectly, owns an interest, excluding ownership interests The Peoples Bank & Trust Company may hold in their fiduciary capacities as trustee or otherwise, and any other business organization that the Board of Directors designates as a Subsidiary for purposes of this Plan.

     (o)  "Parent" shall mean The Peoples Holding Company.

1.2 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. Whenever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of this Plan unless otherwise specified.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. In order to be eligible for participation in the Plan, a Director must be selected by the Committee in the year preceding the year in which the Director is eligible to participate and in each succeeding year thereafter as hereinafter provided. The Committee, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

2.2 Participation. After being selected by the Committee to participate in this Plan, a Director shall, as a condition precedent to participation herein, complete and return to the Committee a duly executed Plan Agreement electing to participate herein and agreeing to the terms and conditions thereof, and by the execution of such Plan Agreement a Participant shall agree that all amounts deferred thereby shall be irrevocably deferred and that in lieu thereof the Participant shall be entitled solely to the benefits provided under this Plan. Such Plan Agreement shall be completed and returned to the committee at the time specified thereby, but in no event subsequent to December 31st of the year preceding the year to which the Plan Agreement relates.

                                   ARTICLE III

                                  DEATH BENEFIT

3.1. Amount and Payment of Death Benefit. If a Participant dies before Retirement and the Plan is in effect at that time, the Bank will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be paid monthly for the next one hundred and eighty (180) months as set forth in the Plan Agreement. Such payments shall commence effective the first day of the month following the date of death.

     Notwithstanding the immediately preceding paragraph of this Section 3.1, the Bank will pay or cause to be paid the Death Benefit specified therein only if:

     (a) At the time of the Participant's death prior to attaining his or her Normal Retirement Date, such Participant was a Director and had not Retired, and all required deferrals required to be made by such Participant under Sections 3.2 et. seq. have been made,

     (b) The Participant's Plan Agreement had been kept in force throughout the period commencing on the date of such Plan Agreement and ending on the date of his or her death; and

     (c) The Participant's death was due to causes other than suicide within two (2) years of the date of his or her original Plan Agreement or within two (2) years of the date of any amendment to his or her Plan Agreement or any subsequent Plan Agreement resulting from additional Death Benefits granted; but the Participant's suicide shall relieve the Bank only of its obligation to pay that portion of the Death Benefit that was granted within two (2) years prior to the date of such suicide; and

     (d) The Participant's death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Bank to furnish evidence of good health upon the Participant's enrolling in the Plan or upon an application for an increase in Death Benefits; and

     (e) Proof of death in such form as determined acceptable by the Committee is furnished.

3.2 Amount of Participant Deferral. Each Participant shall defer an amount of his or her compensation in such amounts and at such times as shall be determined by the Committee, and the Committee may change the amount of such deferral in connection with changes in the level of participation selected by a Participant. A Participant's obligation to defer an amount of his or her compensation in accordance with this Section 3.2, shall commence on the date his or her Plan Agreement becomes effective, and shall continue thereafter during the term of his or her Plan Agreement or until the earlier of such Participant's death, Retirement, or attainment of his or her Normal Retirement Date. A Participant shall have the right to increase or decrease the amount of his or her participation initially selected by him or her by amending his or her Plan Agreement in accordance with the rules adopted by the Committee for this purpose.

3.3 Time and Manner of Deferring or Making Payments. A Participant shall, in his or her Plan Agreement, authorize the Bank to defer an amount of such Participant's compensation equal to the amount specified pursuant to
     Section 3.2.

3.4 Participant Deferrals - Use and Forfeitability. The amount of each Participant's compensation deferred pursuant to Sections 3.2 and 3.3 shall be and remain solely the property of the Bank, and a Participant shall have no right thereto, nor shall the Bank be obligated to use such amounts in any specific manner. Except as provided in Article IV, if a Participant's death occurs under circumstances other than those specified in Section 3.1, no benefit shall be payable hereunder or under his or her Plan Agreement to his or her Beneficiary or any other person or entity on his or her behalf, and any payments made by such Participant under Sections 3.2 and 3.3 shall be forfeited.

                                   ARTICLE IV

                               RETIREMENT BENEFIT

4.1 Normal Retirement. If a Participant has remained a Director until his or her Normal Retirement Date and shall then retire, and if the Plan and his or her Plan Agreement have been kept in force, the Bank shall pay or cause to be paid to such Participant, as a Retirement Benefit (herein so called), the amount per month specified as a Retirement Benefit. Payment of such monthly amount shall commence on the Participant's Normal Retirement Date and shall continue for one hundred and eighty (180) months. If such Participant shall die before receiving one hundred and eighty (180) payments, the Retirement Benefit will be continued to the Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of the one hundred and eighty (180) payments have been made.

     The amount of the Retirement Benefit will be determined by multiplying the total deferrals made by Participant times the Moody's Average Corporate Bond Rate as compounded on an annual basis until Participant's Normal Retirement. That result will then be improved by the Moody's Average Corporate Bond Rate being used at the time of Normal Retirement as compounded on an annual basis until the time the Retirement Benefit is completed.

4.2 Early Retirement. The Committee, in its sole and absolute discretion, may permit a Participant to receive an Early Retirement Benefit commencing as of the first day of any month coincident with or following the Participant's Early Retirement Date, but before the attainment of his or her Normal Retirement Date. In such event, the Participant's monthly Early Retirement Benefit shall be the amount accumulated on behalf of the Participant as set forth in Section 4.1, with such amount being calculated from the date of entry until Participant's Early Retirement Date. The amount will be improved by the Moody's Average Corporate Bond Rate as compounded on an annual basis being used at the time of Early Retirement and will be payable in one hundred and eighty (180) installments and shall be the only benefit to which such Participant is entitled. If Participant shall die before receiving one hundred and eighty (180) installments after commencement of the Early Retirement Benefit, said amount will be continued to Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of one hundred and eighty (180) payments have been made.

4.3 Post Retirement Death Benefit. If a Participant dies after Retirement but before the applicable Retirement Benefit is paid in full, the unpaid Retirement Benefit payments to which such Participant is entitled shall continue and be paid to that Participant's Beneficiary. Such payments shall be made in accordance with the payment schedule to that Participant pursuant to Sections 4.1 and 4.2 of the Plan.

4.4 Exclusivity of Post Retirement Death Benefit. No Death Benefit as defined in Article III shall be paid to the Beneficiary of a Participant who dies after retirement.

4.5 Accrual of Retirement Benefit. A Participant who ceases to be a Director, except as a result of death or retirement shall not be entitled to any benefits hereunder and the Bank shall have no obligation hereunder to such Participant, except as outlined in Section 4.6.

4.6 Deferred Termination Benefit. A Participant who ceases to be a Director shall receive a termination benefit upon the earlier of (i) the Participant's death or (ii) attainment of his or her Early Retirement Date or (iii) at the time said Director ceases his or her relationship if such date is later than his or her Early Retirement Date. Said benefit shall be determined by improving the Participant's deferrals by seventy five percent (75%) of the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been a Director for less than ten (10) years or if the relationship is discontinued for cause and by the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been a Director for ten (10) or more years with such amounts being computed from the date of entry to the termination date of Participant.

     For those Participants whose relationship is terminated other than for cause after ten (10) years of service, the resulting vested amount payable in one hundred and eighty (180) installments will then be improved by the Moody's Average Corporate Bond Rate as compounded on an annual basis being used at the time Participant ceases to be a Director until the completion of payment of the vested amount and will be the only benefit to which such Participant is entitled.

     For those Participants whose relationship is terminated other than for cause with less than ten (10) years of service, the resulting vested amount payable in one hundred and eighty (180) installments will then be improved by seventy five percent (75%) of the Moody's Average Corporate Bond Rate as compounded on an annual basis being used at the time Participant ceases to be a Director until the completion of payment of the vested amount and will be the only benefit to which such Participant is entitled.

     For those Participants whose relationship is terminated for cause, the resulting vested amount will be divided by one hundred and eighty (180) and such amount will be paid in one hundred and eighty (180) installments and will be the only benefit to which such Participant is entitled.

     If Participant shall die before receiving one hundred and eighty (180) installments of said amount, the amount will be continued to Participant's Beneficiary as set forth in the Beneficiary Designation until the balance of one hundred and eighty (180) payments have been made.

     For those Participants who have been Directors for ten (10) or more years, who cease his or her relationship other than for cause, and who die before benefits have been initiated, the Participant's Beneficiary as set forth in the Beneficiary Designation will receive the greater of the above mentioned accrued benefits as of the date of death or the Death Benefit as described in Article III.

                                    ARTICLE V

                                   BENEFICIARY

A Participant shall designate his or her Beneficiary to receive benefits under the Plan and his or her Plan Agreement by completing the Beneficiary Designation. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Committee a new Beneficiary Designation. The Beneficiary Designation must be approved in writing by the Bank; however, upon the Bank's acknowledgment of approval, the effective date of the Beneficiary Designation shall be the date it was executed by the Participant. If the Bank has any doubt as to the proper Beneficiary to receive payments hereunder, it shall have the right to withhold such payments until the matter is finally adjudicated. Any payment made by the Bank in good faith and in accordance with the provisions of this Plan and a Participant's Plan Agreement and Beneficiary Designation shall fully discharge the Bank from all further obligations with respect to such payment.

                                   ARTICLE VI

                               SOURCE OF BENEFITS

6.1 Benefits Payable from General Assets. Amounts payable hereunder shall be paid exclusively from the general assets of the Bank, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, or other asset of the Bank that may be looked to for such payment. The Bank's liability for the payment of benefits hereunder shall be evidenced only by this Plan and each Plan Agreement entered into between the Bank and a Participant.

6.2 Investments to Facilitate Payment of Benefits. Although the Bank is not obligated to invest in any specific asset or fund in order to provide the means for the payment of any liabilities under this Plan, the Bank may elect to do so and, in such event, no Participant shall have any interest whatever in such asset or fund. As a condition precedent to the Bank's obligation to provide any benefits, including incremental increases in benefits, under this Plan, the Participant shall, if so requested by the Bank, provide evidence of insurability at standard and other rates, in such amounts, and with such insurance carrier or carriers as the Bank may require, including the results and reports of previous Bank and other insurance carrier physical examinations, taking such additional physical examinations as the Bank may request, and taking any other action that the Bank may request. If a Participant is requested to and does not or cannot provide evidence of insurability as specified in the immediately preceding sentence, then the Bank shall have no further obligation to such Participant under this Plan, and such Participant's Plan Agreement shall terminate, except as to benefits previously granted. Notwithstanding the foregoing, if a Participant cannot provide evidence of insurability at standard rates or for the amounts initially contemplated in connection with his or her participation in the Plan, the Bank may, at its discretion, permit the Participant to participate herein for such benefits and upon such deferral of his or her compensation as the Bank may, in its sole discretion, deem appropriate.

6.3 Bank Obligation. The Bank shall have no obligation of any nature whatsoever to a Participant under this Plan or a Participant's Plan Agreement, except otherwise expressly provided herein and in such Plan Agreement.

6.4 Withholding of Information, Etc. If, in connection with a Participant's enrolling in or applying for incremental benefit increases under the Plan, the Bank requests the Participant to furnish evidence of insurability, the Participant dies, and it is determined that the Participant withheld, knowingly concealed, or knowingly provided false information about the bodily or mental condition or conditions that caused the Participant's death, the Bank shall have no obligation to provide the benefits contracted for on the basis of such withholding, concealment, or false information.

                                   ARTICLE VII

                           TERMINATION OF RELATIONSHIP

Neither this Plan nor a Participant's Plan Agreement, either singly or collectively, in any way obligate the Bank to continue the relationship of a Participant with the Bank nor does either limit the right of the Bank at any time and for any reason to terminate the Participant's relationship. Termination of a Participant's relationship with the Bank for any reason, whether by action of the Bank, shall immediately terminate his or her participation in this Plan and his or her Plan Agreement, and all further obligations of either party thereunder, except as may be provided in Section 4.6. In no event shall this Plan or a Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Bank and a Participant.

                                  ARTICLE VIII

                          TERMINATION OF PARTICIPATION

8.1 Termination of Participation - General. A Participant reserves the right to terminate his or her participation in this Plan and his or her Plan Agreement at his or her election at any time by giving the Committee written notice of such termination not less than 30 days prior to an anniversary date of the date of execution of his or her Plan Agreement. A Participant's termination shall be effective as soon as administratively convenient after such anniversary date.

8.2 Rights After Termination of Participation. Participants who elect to terminate participation in the Plan but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be a Director as described in Section 4.6.

                                   ARTICLE IX

                    TERMINATIONS, AMENDMENTS, MODIFICATION OR

                               SUPPLEMENT OF PLAN

9.1 Termination, Amendment, Etc. The Bank reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, and from time to time, at any time. The Bank likewise reserves the right to terminate, amend, modify, or supplement any Plan Agreement, wholly or partially, from time to time. Such right to terminate, amen, modify, or supplement this Plan or any Plan Agreement shall be exercised for the Bank by the Committee; provided, however, that:

     (a) No action to terminate this Plan or a Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than 30 days prior to such action; and

     (b) The Committee shall take no action to terminate this Plan or a Plan Agreement with respect to a Participant or his or her Beneficiary after the payment of any benefit has commenced in accordance with
          Article III or Article IV but has not been completed.

9.2 Rights and Obligations Upon Termination. Upon the termination of this Plan or any Plan Agreement, by either the Committee or a Participant in accordance with the provisions for such termination, neither this Plan nor the Plan Agreement shall be of any further force and effect, and no party shall have any further obligation under either this Plan or any Plan Agreement so terminated except as may be provided for in Section 4.6 or the preceding provisions of this Article IX.

                                    ARTICLE X

                          OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and his or her Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other program or plan of the Bank for its Directors, and, except as may otherwise be expressly provided for, this Plan and Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other program or plan of the Bank or a Participant. Moreover, benefits under this Plan and Plan Agreements entered into hereunder shall not be considered compensation for the purpose of computing deferrals or benefits under any plan maintained by the Bank that is qualified under Section 401 (a) of the Internal Revenue Code of 1954, as amended.

                                   ARTICLE XI

                     RESTRICTIONS ON ALIENATION OF BENEFITS

No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, terminate, and, in such event, the Committee shall hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

                                   ARTICLE XII

                           ADMINISTRATION OF THIS PLAN

12.1 Appointment of Committee. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors, but any vacancies remaining unfilled for ninety days may be filled by a majority vote of the remaining members of the Committee. Each person appointed a member of the Committee shall signify his or her acceptance by filing a written acceptance with the Secretary of the Committee.

12.2 Committee Officials. The board of Directors shall designate one of the members of the Committee as chairman and shall appoint a secretary who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of this Plan and any Plan Agreements executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

12.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

12.4 Committee Rules and Powers - General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for the administration of this Plan. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Bank and all persons having or claiming to have any right or interest in or under this Plan.

12.5 Reliance on Certificate, etc.. The members of the Committee and the officers and directors of the Bank shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Bank.

12.6 Liability of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his or her own part, excepting only his or her own willful misconduct. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

12.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursements for such purposes.

12.8 Information to Committee. To enable the Committee to perform its functions, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of relationship, and such other pertinent facts as the Committee may require.

12.9 Manner and time of Payment of Benefits. The Committee shall have the power, in its sole and absolute discretion, to change the manner and time of payment of benefits to be made to a Participant or his or her Beneficiary from that set forth in the Participant's Plan Agreement if requested to do so by such Participant or Beneficiary.

                                  ARTICLE XIII

                     ADOPTION OF PLAN BY SUBSIDIARY, PARENT

                       AFFILIATED OR ASSOCIATED COMPANIES

Any corporation that is a Subsidiary or Parent may, with the approval of the Board of Directors, adopt this Plan and thereby come within the definition of Bank in Article I hereof.




                                   ARTICLE XIV

                                 REORGANIZATION

In the event the Bank shall be merged, consolidated, reorganized, or substantially sells all of its assets to another corporation, firm, or person and such corporation, firm, or person takes such action to terminate this Plan, the Participants will be entitled to a minimum of a benefit payable at the earlier of (i) the Participant's death or (ii) attainment of his or her Early Retirement Date or (iii) at the time said Director ceases his or her relationship or the Plan is terminated if such date is later than his or her Early Retirement Date. Said Benefit shall be determined by improving the Participant's deferrals by the Moody's Average Corporate Bond Rate as compounded on an annual basis with such amounts being computed from the date of entry to the termination date of Participant and/or the termination of the Plan. This resulting amount payable in one hundred and eighty (180) installments will continue to be improved by the Moody's Average Corporate Bond Rate as compounded on an annual basis at the time of the termination of Participant and/or the termination of the Plan until the Benefit is completed and will be the only benefit to which such Participant is entitled.

                                   ARTICLE XV

                                  MISCELLANEOUS

15.1 Execution of Receipts and Releases. Any payment to any Participant, a Participant's legal representative, or Beneficiary in accordance with the provisions of this Plan or Plan Agreement executed hereunder shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Bank. The Bank may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it may determine.

15.2 No Guarantee of Interests. Neither the Committee nor any of its members guarantees the payment of any amounts which may be or become due to any person or entity under this Plan or any Plan Agreement executed hereunder. The liability of the Bank to make any payment under this Plan or any Plan Agreement executed hereunder is limited to the then available assets of the Bank.

15.3 Bank Records. Records of the Bank as to a Participant's relationship, termination of relationship and the reason therefore authorized leaves of absence, and compensation shall be conclusive on all persons and entities, unless determined to be incorrect.

15.4 Evidence. Evidence required of anyone under this Plan and any Plan Agreement executed hereunder may be by certificate, affidavit, document, or other information which the person or entity acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

15.5 Notice. Any notice which shall be or may be given under this Plan or a Plan Agreement executed hereunder shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Bank, such notice shall be addressed to the Bank at:

                        The Peoples Bank & Trust Company
                                     Box 709
                              Tupelo, MS 38802-0709

     marked to the attention of the Secretary, Administrative Committee, Deferred Fee Plan; or, if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

15.6 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

15.7 Effect of Provisions. The provisions of this Plan and of any Plan Agreement executed hereunder shall be binding upon the Bank and its successors and assigns, and upon a Participant, his or her Beneficiary, assigns, heirs, executors, and administrators.

15.8 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in the construction of the provisions hereof or any Plan Agreement executed hereunder.

15.9 Governing Law. All questions arising with respect to this Plan and any Plan Agreement executed hereunder shall be determined by reference to the laws of the State of Mississippi, as in effect at the time of their adoption and execution, respectively.

                                    COMPLETE